Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting part of this Post-Effective Amendment No.7 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 12, 1998, relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Report to Shareholders of J.P. Morgan Series Trust II (comprised of J.P. Morgan Treasury Money Market Portfolio, J.P. Morgan Bond Portfolio, J.P. Morgan Equity Portfolio, J.P. Morgan Small Company Portfolio, J.P. Morgan International Opportunities Portfolio), which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York 10036
April 20, 1998